SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K




                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): April 21, 1998
                                                  _______________




                          AMETECH, INC.
________________________________________________________________
        (Exact name of registrant as specified in Charter)




     Oklahoma              0-19009                73-0766924
_________________        ___________         ___________________
(State or Other          (Commission         (I.R.S. Employer
 Jurisdiction of          File No.)           Identification No.)
 Incorporation)





    1813 Southeast 25th Street, Oklahoma City, Oklahoma  73129
________________________________________________________________
             (Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code: (405) 677-8781
                                                    ______________
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Item 2.   Acquisition or Disposition of Assets.
          _____________________________________

     As was previously reported, the Registrant and its wholly owned, primary operating subsidiary, Environmental Transportation Services, Inc. ("ETS"), each filed a Petition for Voluntary Bankruptcy ("Bankruptcy Petitions") under Chapter 11, Title 11 of the United States Code. The case number assigned to the Registrant's petition is 98-11021 BH and the case number assigned to ETS' petition is 98-11018 BH. Pursuant to an order granting joint case administration, both the Registrant petition and the ETS petition are being administered under the ETS case number.

     The Bankruptcy Court for the Western District of Oklahoma
("Bankruptcy Court"), assumed jurisdiction over substantially all of the assets and business of the Registrant on February 2, 1998.

     As previously reported, on April 7, 1998, the Bankruptcy Court approved a sale ("Metropolitan Sale") of a substantial portion of the assets of the Registrant and ETS, pursuant to a certain Purchase and Sale Agreement ("Purchase Agreement") between ETS and Metropolitan Environmental Inc., an Indiana corporation ("Metropolitan"). The Purchase Agreement provides for the sale of a substantial portion of the assets of ETS to Metropolitan for approximately $2,800,000, subject to adjustment ("Sale Price"), consisting of: (i) approximately $2,100,000 for the Rolling Stock, Rolloff Containers, and Container Rental Business (as such terms are defined in the Purchase Agreement), (ii) approximately $200,000 for the Fixed Assets, Spare Parts and Inventory (as such terms are defined in the Purchase Agreement), and (iii) approximately $500,000 for the Real Property (as defined in the Purchase Agreement). Under the terms of the Purchase Agreement, Metropolitan may choose to exclude some or all of the Real Property and the Fixed Assets, Spare Parts and Inventory from the transaction, which exclusion would result in a commensurate reduction in the Sale Price. The Sale Price is also subject to adjustment under certain other conditions, such as a determination of environmental damage to the Real Property.

     On April 21, 1998, the Metropolitan Sale closed regarding the Rolling Stock, Rolloff Containers and Container Rental Business. The proceeds from such closing (approximately $2,100,000) have been placed in an ETS bank account which requires joint authorization of ETS and of the primary secured creditor of ETS for any disbursement therefrom.

     As was previously reported, Metropolitan excluded all of the Fixed Assets, Spare Parts and Inventory from the Purchase Agreement transaction and such were sold in an auction on April 27, 1998, for approximately $40,000, pursuant to an order of the Bankruptcy Court.

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     The closing of the sale of the Parcel of the Real Property located in Tennessee (as such terms are defined in the Purchase Agreement) is subject to satisfactory resolution of an issue regarding title to such Parcel. It is anticipated by the Registrant that the title issue will be resolved by July, however the Registrant and Metropolitan have agreed that if the title defect is not resolved by August 31, 1998, either party will have the ability to terminate the Purchase Agreement regarding the Parcel in Tennessee. No assurance can be made that the title issue will be resolved or that the Parcel will be sold to Metropolitan by July, or at all.

     The closing of the sale of the other Parcel, located in Oklahoma, is subject to a determination of the cost of remediation of alleged environmental contamination of the Parcel. Metropolitan and the Registrant intend to enter into an Escrow Agreement, the form of which is attached hereto as Exhibit 99.2, pursuant to which Metropolitan will place $250,000 into an escrow account as the purchase price for the Parcel in Oklahoma. Pursuant to the terms of the Purchase Agreement, if it is estimated that the remediation cost is $15,000 or less, the sale price of the Parcel will be reduced by such estimated remediation cost and funds in an amount equal to the remediation cost will be removed from the escrow account and returned to Metropolitan. The balance of the funds in the escrow account will then be delivered to ETS and title in the Parcel will be transferred to Metropolitan.

     If it is estimated that the remediation cost is more than $15,000 then one of the following may occur: (i) either Metropolitan or ETS may terminate the Purchase Agreement regarding the Parcel, in which case the $250,000 will be removed from the escrow account and delivered to Metropolitan or (ii) Metropolitan may elect to purchase the Parcel, in which case the sale price of the Parcel will be reduced by $15,000 and $15,000 will be removed from the escrow account and returned to Metropolitan. The balance of the funds in the escrow account will then be delivered to ETS and title in the Parcel will be transferred to Metropolitan.


Item 3.   Bankruptcy or Receivership.
          __________________________

     Following the filing of the Bankruptcy Petitions, the existing officers and directors of the Registrant continued to operate the Registrant as debtors in possession, subject to the supervision and orders of the Bankruptcy Court. The Board of Directors of the Registrant has approved an application to convert the bankruptcy proceeding under Chapter 11, Title 11 of the United States
Code to a bankruptcy proceeding under Chapter 7, Title 11 of the United States Code. The Registrant intends to file such application promptly. If such conversion is permitted, it is anticipated that a trustee will be appointed by the Bankruptcy Court to oversee the

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Registrant and complete the orderly liquidation of its remaining assets.

Item 5.   Other Events.
          ____________

     It is anticipated that upon the conversion of the bankruptcy from Chapter 11 to Chapter 7, as described under Item 3 herein, the three directors of the Registrant, Michael R. D'Appolonia, Pierre Benoit, and Jay T. Edwards will resign as directors of the Registrant and as directors of ETS. It is also anticipated that at that time, Mr. D'Appolonia will also resign from his positions as Chief Executive Officer and President of both the Registrant and ETS.

     The Registrant has not filed its Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1997, or for the quarterly period ended September 30, 1997. The Registrant has also not filed its Annual Report on Form 10-K for the year ended December 31, 1997. The Registrant submitted a request for a no-action letter from the Staff ("Staff") of the Securities and Exchange Commission (the "Commission") regarding its desire to be substantially exempt from the reporting requirements under the Securities Exchange Act of 1934 due to, among other things, the financial condition of the Registrant. Because the Registrant was delinquent in its reporting obligations to the Commission at the time of the Request, the Registrant has withdrawn the Request upon advice of the Staff.

     In an effort to provide information regarding the status of the Registrant to its shareholders, attached hereto is a copy of the Monthly Report for the month ended March 31, 1998, as filed with the Bankruptcy Court on April 21, 1998.

     The Registrant does not anticipate that operations of the Registrant or ETS will resume; however, no assurance can be given to such effect.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.

          2.1 Purchase and Sale Agreement, dated as of February 26, 1998, by and between Environmental Transportation Services, Inc., and Metropolitan Environmental, Inc. is incorporated by reference from Exhibit 2.1 from the Company's Current Report on Form 8-K dated April 7, 1998.

          2.2  Order Authorizing Debtor-In-Possession to Sell
               Assets Free and Clear of All Liens and Encumbrances Pursuant to 11 U.S.C. Section 363, as filed April 7, 1998 is incorporated by reference from Exhibit 2.2 from

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               the Company's Current Report on Form 8-K dated
               April 7, 1998.

         99.1 Monthly Report for the month ended March 31, 1998, as filed April 21, 1998 with the United States Bankruptcy Court for the Western District of Oklahoma, In Re: AMETECH, Inc. and Environmental Transportation Services, Inc.

          99.2 Form of Escrow Agreement between AMETECH, Inc. and
               Metropolitan Environmental Inc.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMETECH, INC.
                                   ________________________________
                                   (Registrant)



May 4, 1998                        By  /s/ Michael R. D'Appolonia
                                     ______________________________
                                      Michael R. D'Appolonia,
                                      President























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